Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122167) pertaining to the CDT Acquisition Corp. Amended and Restated Stock Incentive Plan and the Cambridge Display Technology, Inc. 2004 Stock Incentive Plan of our report dated March 7, 2005, with respect to the consolidated financial statements of Cambridge Display Technology, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst and Young LLP
Ernst and Young LLP

New York, NY
March 29, 2005